UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 23, 2008
____________________

HYDROGEN CORPORATION
(Name of Small Business Issuer in Its Charter)

____________________

Nevada (State or other jurisdiction of incorporation or organization)	0-32065 Commission file number	86-0965692 (IRS Employer Identification No.)

10 East 40th Street, Suite 3405
New York, New York 10016

(Address of principal executive offices)

(212) 672-0380
(Registrant’s telephone number)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

€ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

€ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

€	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

€	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2008, Phillip Kranenburg, a Director of HydroGen Corporation (the “Company”), resigned from the Board of Directors of the Company. Mr. Kranenburg was a member of the Audit Committee of the Board of Directors of the Company.

Item 8.01	Other Events.

As previously announced, on October 22, 2008, HydroGen, L.L.C., the Company’s wholly-owned subsidiary, filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of New York (In re HydroGen, L.L.C., Case No. 08-14139).

On October 27, 2008, Triax Capital Advisors, LLC, financial advisors to the Company and HydroGen, L.L.C., issued a press release announcing that it has been engaged by HydroGen, L.L.C. and the Company to market for sale the assets of HydroGen L.L.C. in bankruptcy. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Item 8.01, including that incorporated herein by reference, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Triax Capital Advisors, LLC dated October 27, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 27, 2008	HYDROGEN CORPORATION By: /s/ Scott M. Schecter Scott M. Schecter Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Triax Capital Advisors, LLC dated October 27, 2008.

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